Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	November 1, 2012
Contact:	John B. Williamson, III
President, Chairman and CEO
Telephone:	540-777-3810

RGC RESOURCES, INC.

DECLARES DIVIDEND

ROANOKE, Va. (November 1, 2012)—The Board of Directors of RGC Resources, Inc. (NASDAQ: RGCO), at its meeting on October 29, 2012, declared a special dividend of $1.00 per share on the Company’s common stock. The dividend will be paid on December 17, 2012 to shareholders of record on November 30, 2012. John Williamson, Company President and CEO, said, “Significantly lower gas costs have reduced the company gas inventory financing needs and freed up previously deployed equity capital, allowing for the dividend distribution of a portion of retained earnings to shareholders”. He also said, “The dividend payment would more appropriately align the Company’s capital structure with regulatory expectations”.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries including Roanoke Gas Company, Diversified Energy Company and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s